UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2021

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2021, U.S. Gold Corp. (the “Company”) and Edward Karr, the Company’s Executive Chairman, agreed by mutual understanding that Mr. Karr’s employment as an officer and employee, and his service as a member of the board of directors, of the Company will terminate, effective as of March 19, 2021 (the “Separation Date”). In connection with Mr. Karr’s departure, the Company entered into a General Release and Severance Agreement with Mr. Karr, as amended (the “Separation Agreement”), pursuant to which Mr. Karr will provide certain transition services to the Company through the Separation Date. Pursuant to the Separation Agreement, Mr. Karr will be entitled to receive any equity awards granted to Mr. Karr by the Company pursuant to its 2014 Equity Incentive Plan (the “2014 Plan”), 2017 Equity Incentive Plan (the “2017 Plan”), or 2020 Equity Incentive Plan (the “2020 Plan”, and the 2014 Plan, 2017 Plan, and 2020 Plan are collectively referred to herein as, the “Equity Plans”) during the term of Mr. Karr’s employment, other than the restricted stock units (the “2019 RSUs”) granted to Mr. Karr pursuant to that certain Restricted Stock Unit Award Agreement, dated September 18, 2019, by and between Mr. Karr and the Company (the “Award Agreement”), which shall remain outstanding pursuant to the terms of the 2020 Plan and the Award Agreement, shall be 100% vested and retained by Mr. Karr, notwithstanding any terms in an award agreement or plan document regarding forfeiture of such awards under the Equity Plans upon termination of employment (provided that the foregoing shall not in any way extend the awards beyond their original term).

Pursuant to the Separation Agreement, Mr. Karr agreed to a general release of claims in favor of the Company. Upon effectiveness of the Separation Agreement, the employment agreement, effective December 4, 2020, between the Company and Mr. Karr will automatically terminate; provided, however, that certain provisions, including customary confidentiality, noncompete and nonsolicitation provisions, will remain in full force and effect.

The foregoing description of the Separation Agreement, including the amendment thereto, is qualified in its entirety by reference to the full text of the Separation Agreement and the amendment thereto, a copy of each of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Effective immediately following Mr. Karr’s departure from the Company, the size of the board of directors has been set at five and the board of directors has appointed George Bee, the Company’s Chief Executive Officer and President, as its Chairman.

Item 8.01 Other Events.

On March 19, 2021, the Company and Mr. Karr also entered into a consulting agreement (the “Consulting Agreement”) in connection with certain services that Mr. Karr will provide to the Company. Pursuant to the Consulting Agreement, in consideration for such services, the Company will pay Mr. Karr a fee of one hundred eighty thousand dollars ($180,000) (the “Consulting Fee”) over one year. The Consulting Fee shall be paid as a monthly retainer of $10,000 in cash and $60,000 in restricted stock.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	General Release and Severance Agreement, dated March 19, 2021
10.2	Amendment to the General Release and Severance Agreement, dated March 19, 2021
10.3	Consulting Agreement, dated March 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2021	U.S. GOLD CORP.

	By:	/s/ George Bee
George Bee, Chief Executive Officer